ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

Exhibit 5.1

October 5, 2020

BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, Michigan 48326

Re: BorgWarner Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for BorgWarner Inc., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 2,215,237 shares (the “Registered Shares”) of the Company’s common stock, par value $0.01 per share, of the Company (the “Common Stock”), that may be issued pursuant to the Delphi Technologies PLC Long-Term Incentive Plan (the “Plan”).

In connection with our representation, we have examined: (i) the Plan and related documents; (ii) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (iii) the Company’s restated certificate of incorporation and the Company’s amended and restated by-laws, as amended to date; (iv) the resolutions of the Company’s Board of Directors relating to the Plan and the issuance of Common Stock thereunder; and (v) such other corporate proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Registered Shares, if and when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Foley & Lardner LLP

AUSTIN	DETROIT	MEXICO CITY	SACRAMENTO	TAMPA
BOSTON	HOUSTON	MIAMI	SAN DIEGO	WASHINGTON, D.C.
CHICAGO	JACKSONVILLE	MILWAUKEE	SAN FRANCISCO	BRUSSELS
DALLAS	LOS ANGELES	NEW YORK	SILICON VALLEY	TOKYO
DENVER	MADISON	ORLANDO	TALLAHASSEE